UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 4, 2011

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

On January 4, 2011, Elite Pharmaceuticals Inc. (“Elite”) executed a Development and Supply Agreement (“Agreement”) with Hi-Tech Pharmacal Co., Inc. (“Hi-Tech”) for Elite to develop an intermediate for Hi-Tech for a generic version of a prescription pharmaceutical product.

Pursuant to the Agreement, Hi-Tech has engaged Elite to develop and manufacture an intermediate product (“Intermediate Product”) for use in a prescription pharmaceutical product (the “Product”).  Elite agrees to manufacture the Intermediate Product pursuant to a separate manufacturing agreement and quality assurance agreement to be executed by Elite and Hi-Tech.  Hi-Tech, or its designees, shall prepare all applications necessary to obtain any product registrations required to market the Product.  All Registrations shall be solely owned by Hi-Tech including any Abbreviated New Drug Application filed with the U.S. Food and Drug Administration (“ANDA”) for the Product.  Elite shall provide Hi-Tech with all pharmaceutical, technical, and clinical data and information in support of the ANDA application by Hi-Tech for the approval of the Product.  In consideration of Elite’s performance in accordance with the terms and conditions of the Agreement, Hi-Tech shall pay Elite’s fees for the Development Program and shall pay Elite a percentage of the Net Profit earned from the Product.

Hi-Tech shall own and market the Product under its own Trademark.  During the term of this Agreement and for a period of five (5) years following the termination of this Agreement, neither Party shall produce, develop or market, any product competitive with the Product without the prior written approval of the other Party.  The term of this Agreement shall be effective from the date consummated and shall continue for a ten (10) year term after the initial marketing of the Product. Upon the expiration of the initial term or any renewal term, this Agreement will automatically renew for an additional five (5) year term, unless one Party gives at least six (6) months notice in writing in advance of its intent not to renew.

* The Registrant has requested confidential treatment with respect to this exhibit. In the event that the Securities and Exchange Commission should deny such request in whole or in part, such exhibit or the relevant portions thereof shall be filed by amendment to this Current Report on Form 8-K.

Item  9.01. Financial Statements and Exhibits.

a) Not applicable.

b) Not applicable.

c) Exhibits

10.1  Product Development Agreement between the Company and Hi-Tech Pharmacal Co., Inc., dated as of December XX, 2010*

99.1 Copy of Press Release, dated January 10, 2011

* The Registrant has requested confidential treatment with respect to this exhibit. In the event that the Securities and Exchange Commission should deny such request in whole or in part, such exhibit or the relevant portions thereof shall be filed by amendment to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2010

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Name: Chris Dick
Title:	President & Chief Operating Officer